                                                                    EXHIBIT 24.2



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel Rappaport and R. Patrick Thompson and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of NYMEX Holdings, Inc. on Form S-4, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or his substitutes may lawfully do or cause to be done by virtue hereof.



             SIGNATURES                                TITLE                        DATE
             ----------                                -----                        ----

         /s/ DAVID GREENBERG           Director                                 April 5, 2000
------------------------------------
           David Greenberg

         /s/ JESSE B. HARTE            Director                                 April 5, 2000
------------------------------------
           Jesse B. Harte

          /s/ ROBERT HALPER            Director                                 April 5, 2000
------------------------------------
         Name: Robert Halper